Exhibit 99.1

Clipper Realty Inc. Announces First Quarter 2017 Results

Completes Acquisition of 107 Columbia Heights for $87.5 Million -

NEW YORK, May 15, 2017 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR), an owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended March 31, 2017.

Highlights- First Quarter 2017

●	Revenues grew approximately 16% to $25.3 million for the first quarter 2017 as compared to the same period of 2016
●	Net loss was reduced by 60% to $1.3 million or $0.03 per share as compared to the same period of 2016
●	Adjusted Funds from Operations (“AFFO”) increased by 122% to $4.0 million or $0.10 per share as compared to the same period of 2016
●	Completed initial public offering in February and March 2017, raising gross proceeds of $86.3 million
●	New lease with City of New York at the 250 Livingston Street property took effect January 2017, increasing revenue by $2.6 million annually
●	Declares dividend of $0.095 for the first quarter of 2017 representing 46% growth over same period of 2016 and 11% growth over last dividend

●	Completed acquisition in May 2017 of 107 Columbia Heights in Brooklyn Heights for $87.5 million

Management Commentary

David Bistricer, Co-Chairman and Chief Executive Officer, said, “We are pleased with the strong rent growth we achieved across our portfolio in the first quarter and expect that the recent acquisition and planned repositioning of 107 Columbia Heights will further drive growth and create incremental value within our portfolio. We continue to experience excellent demand for our residential properties in Brooklyn and Manhattan, two of the highest barrier to entry multifamily markets in the country. Given our strong liquidity with funds raised in our recently completed IPO and years of experience and deep relationships in the New York City real estate industry, we believe we are well positioned to create attractive long term total shareholder returns.”

Financial Results

Revenues grew by $3.6 million to $25.3 million for the first quarter 2017, or approximately 16% as compared to $21.7 million for the first quarter 2016. The increase in revenues during the quarter ended March 31, 2017 was attributable to the renewed lease at the 250 Livingston property for approximately one-third of the building, increases in residential rent per square foot at the Company’s Flatbush Gardens and Tribeca House properties and acquisition of the Aspen property in June 2016.

Net loss for the quarter ended March 31, 2017 was $1.3 million, or $0.03 per share, as compared to $3.2 million or $0.09 per share in 2016, representing an improvement of approximately 60%. The reduction in net loss was due to higher revenue, reduced interest expense (primarily amortization of loan costs, due to the refinancing of the 141 Livingston Street property in May 2016 and the Tribeca House property in December 2016) partially offset by property tax increases, primarily at the Tribeca House and Flatbush Gardens properties.

AFFO for the quarter ended March 31, 2017 was $4.0 million, or $0.10 per share, as compared to $1.8 million, or $0.05 per share, in 2016. This increase of 122%% reflects the above-mentioned increases in revenue, partially offset by increases in property operating expenses and real estate taxes. AFFO is a non-GAAP measure. See “Reconciliation of Non-GAAP Measures.”

Balance Sheet

Total debt was $754.8 million at March 31, 2017 as compared to $754.5 million at December 31, 2016. At March 31, 2017, 46% of the Company’s debt was fixed rate, the average maturity was 5.0 years and the average rate was 4.3%. Variable rate debt is subject to an interest rate cap of 2% LIBOR.

In February and March 2017, the Company completed an initial public offering in which it sold approximately 6.4 million shares at $13.50 per share, raising approximately $86.3 million gross proceeds.

Acquisitions

In May 2017, the Company completed the purchase of a residential property located at 107 Columbia Heights in Brooklyn for $87.5 million or $596 per square foot. The property comprises approximately 154,000 square feet, in 159 residential units. In connection with the acquisition, the Company obtained a new $59.0 million mortgage loan, secured by the property, bearing interest of 3.85% over LIBOR, and maturing in August 2020. The loan allows for additional borrowings of up to $14.3 million for capital improvements.

Capital Expenditures

The Company has been engaged in a capital program to reposition several of its properties and achieve optimal rent growth. The Company spent $3.1 million on major renovation projects in the first quarter of 2017 as compared to $3.4 million in 2016. At the Tribeca House property, the expenditures were to upgrade units and common areas, including the lobby. At the Flatbush Gardens property, comprising 59 buildings and nearly 22 acres, the expenditures were to replace a major terrace area, install security cameras and lighting and refurbish all the basement areas. At the 141 Livingston Street property leased to New York City, the expenditures were to refurbish elements of the property as agreed under the lease that renewed in 2014.

Dividend

The Company today declared its first quarter dividend of $0.095 per share to shareholders of record on May 25, 2017 payable June 2, 2017. This represents an increase of 46% from the dividend paid last year for this quarter and an 11% increase from the dividend paid for last quarter.

Conference Call and Supplemental Material

The Company will host a conference call on May 15, 2017 at 5:00 PM Eastern Time to discuss further first quarter 2017results. The conference call dial-in number is 888-267-2845 or 1-973-413-6102, conference entry code 789252. A replay of the call will be available from May 15, 2017 following the call through May 29, 2017 by dialing 800-332-6854 or 1-973-528-0005, replay conference ID 789252. Supplemental data to this release can be found under the “Presentations” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (“SEC”) will be filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates and repositions multifamily residential and commercial properties in the New York metropolitan area, with an initial portfolio in Manhattan and Brooklyn. For more information on Clipper Realty Inc., please visit www.clipperrealty.com.

Forward Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward looking statements. These forward-looking statements may include estimates concerning the timing of certain acquisitions, the amount of capital projects, and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the Securities and Exchange Commission, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2016.

Contacts

Investors:

Clipper Realty Inc.

Lawrence Kreider, CFO

718-438-2804 x2231

M: 917-370-2046

F: 718-438-3848

www.ClipperRealty.com

Clipper Realty Inc. and Predecessor
Consolidated and Combined Statement of Operations
(In thousands except per share data)

	Three Months Ended March 31,
	2017	2016
	(unaudited)
REVENUES
Residential rental income	$18,037	$15,827
Commercial income	5,471	4,439
Tenant recoveries	1,044	813
Garage and other income	711	647
TOTAL REVENUES	25,263	21,726

OPERATING EXPENSES
Property operating expenses	7,105	6,542
Real estate taxes and insurance	4,652	4,051
General and administrative	2,196	1,832
Acquisition costs	21	6
Depreciation and amortization	3,935	3,290
TOTAL OPERATING EXPENSES	17,909	15,720

INCOME FROM OPERATIONS	7,354	6,006

Interest expense, net	(8,652)	(9,211)

Net loss	(1,298)	$(3,205)

Net loss attributable to Predecessor	-	-

Net loss attributable to non-controlling interests	833	2,236

Dividends attributable to preferred shares	(4)	(3)
Net loss attributable to stockholders	$(469)	$(972)

Basic and diluted (loss) per share	$(0.03)	$(0.09)

Weighted average per share / OP unit information:
Common shares outstanding	14,644	11,423
OP units outstanding	26,317	26,317
	40,961	37,740

Clipper Realty Inc. and Predecessor
Consolidated Balance Sheets
(in thousands, except par value and per share data)

	March 31	December 31,
	2017	2016
ASSETS	(unaudited)
Investment in real estate
Land and improvements	$433,666	$433,666
Building and improvements	438,281	435,318
Tenant improvements	2,986	2,986
Furniture, fixtures and equipment	9,420	9,281
Total Investment in real estate	884,353	881,251
Accumulated depreciation	(61,879)	(58,174)
Investment in real estate, net	822,474	823,077

Cash and cash equivalents	105,211	37,547
Restricted cash	16,539	11,105
Tenant and other receivables, net of allowance for doubtful accounts of 2,495 (unaudited) and $2,534, respectively	5,354	4,485
Deferred rent	3,748	3,825
Deferred costs and intangible assets, net	13,318	13,953
Prepaid expenses and other assets	14,639	11,217

TOTAL ASSETS	$981,283	$905,209

LIABILITIES AND EQUITY
Notes payable	$754,800	$754,459
Accounts payable and accrued liabilities	6,515	8,984
Security deposits	6,380	6,248
Below-market leases, net	6,415	6,862
Other liabilities	6,603	2,441

TOTAL LIABILITIES	780,713	778,994

TOTAL EQUITY
Preferred stock, $0.01 par value, Series A Cumulative Non-voting, 12.5%; $137,500 liquidation preference, 132 shares issued and outstanding	-	-
Common stock, $0.01 par value, 500,000,000 shares authorized, 17,812,755 and 11,422,606, respectively, issued and outstanding	178	114
Additional paid-in-capital	91,346	46,671
Accumulated deficit	(10,566)	(8,584)
Predecessor equity (members' capital)	-	(0)
Total stockholders' and predecessor equity	80,958	38,201

Non-controlling interests	119,612	88,014
Total Equity	200,570	126,215

TOTAL LIABILITIES AND EQUITY	$981,283	$905,209

Clipper Realty Inc. and Predecessor
Consolidated and Combined Statement of Cash Flows

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)
Net loss	$(1,298)	$(3,206)
Adjustments to reconcile net loss income to net cash provided by operating activities:
Depreciation	3,705	3,073
Amortization of deferred financing costs and other assets	721	1,508
Amortization of lease intangibles and other assets	635	555
Amortization of below market leases	(434)	(430)
Deferred rent receivable	77	3
Stock-based compensation	595	510
Change in fair value of interest rate caps	137	9
Changes in operating assets and liabilities:	-	-
Restricted cash	(5,434)	(4,731)
Tenant and other receivables	(869)	(321)
Related party receivable	-	-
Prepaid expenses, other assets and deferred costs	4,305	3,985
Accounts payable and accrued liabilities	(1,485)	(48)
Related party payables	-	-
Security deposits	132	78
Other liabilities	364	5
	-	-
Net cash provided by operating activities	1,151	990

CASH FLOW FROM INVESTING ACTIVITIES
Additions to land, buildings, and improvements	(3,102)	(3,358)
Cash paid in connection with acquisition of real estate	(8,860)	(5,000)
Net cash used in investing activities	(11,962)	(8,358)

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds and costs from sale of common stock	78,855	-
Proceeds from sale of preferred stock	-	117
Payments of mortgage notes payables	(245)	(176)
Dividends and distributions	-	(2,480)
Loan costs and other	(135)	(49)
Net cash provided financing activities	78,475	(2,588)

Net increase in cash and cash equivalents	67,664	(9,955)
Cash and cash equivalents - beginning of period	37,547	125,332
Cash and cash equivalents- end of period	$105,211	$115,377
		77,830
Supplemental cash flow information
Cash paid for interest	$8,441	$7,934

Clipper Realty Inc. and Predecessor
Reconciliation of Non-GAAP Measures
(In thousands except per share data)
(unaudited)

Funds from Operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net loss (computed in accordance with GAAP), excluding gains (losses) from sales of property (and impairment adjustments), plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight line rent adjustments to revenue from long-term leases and amortization of costs incurred in originating debt.  Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO to be useful in evaluating potential property acquisitions and measuring operating performance.  We further consider AFFO to be useful in determining funds available for payment of distributions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss before allocation to non controlling interests, as computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2017	2016
FFO
Net loss	$(1,298)	$(3,206)
Real estate depreciation and amortization	3,935	3,290
	$2,637	$84
AFFO:
Amortization of below-market lease reserve	(434)	(430)
Amortization of straight-line rent reserve	77	3
Amortization of debt costs	721	1,508
Caps MTM	137	9
Amortization of RE tax abatements	392	338
Non-cash stock-based compensation	595	510
Acquisition costs	21	6
Maintenance capex (a)	(136)	(219)
Total AFFO	$4,010	$1,809
AFFO Per Share/Unit	$0.10	$0.05

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net (loss) income before allocation to non-controlling interests plus real estate depreciation and amortization, amortization of identifiable intangibles, interest expense, net, acquisition costs and stock based compensation. Other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use Adjusted EBITDA to evaluate our performance because Adjusted EBITDA allows us to evaluate the operating performance of our company by measuring the core operations of property performance and administrative expenses available for debt service and capturing trends in rental housing and property operating expenses. However, Adjusted EBITDA should only be used as an alternative measure of our financial performance.

The following table reconciles Adjusted EBITDA to net (loss) income before allocation to non-controlling interests (amounts in thousands):

	Three Months Ended March 31,
	2017	2016
Adjusted EBITDA
Net Loss	$(1,298)	$(3,205)
Depreciation and amortization	3,935	3,290
Amortization of below-market lease reserve	(434)	(430)
Amortization of straight-line rent reserve	77	3
Amortization of RE tax abatements	392	338
Non-cash stock-based compensation	595	510
Acquisition costs	21	6
Interest expense	8,652	9,211
Adjusted EBITDA	$11,940	$9,722
Adjusted EBITDA Per Share/Unit	$0.29	$0.26

We believe that Net Operating Income (“NOI”) is a useful measure of our operating performance. We define Net Operating Income as income from operations plus real estate depreciation and amortization, acquisition costs, general and administrative costs and amortization of identifiable intangibles. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used in valuation of properties. However, NOI should only be used as an alternative measure of our financial performance.

The following table reconciles NOI to income from operations (amounts in thousands):

	Three Months Ended March 31,
	2017	2016
Net Operating Income (NOI)
Income from operations	$7,354	$6,005
General and administrative	2,196	1,832
Acquisition costs	21	6
Depreciation and amortization	3,935	3,290
Amortization of below-market lease reserve	(434)	(430)
Amortization of straight-line rent reserve	77	3
Amortization of RE tax abatements	392	338
Net Operating Income (NOI)	$13,541	$11,044